Exhibit 99.1

WCA Waste Corporation Announces Receipt of Requisite Consent for its

Tender Offer and Consent Solicitation and Expiration of Withdrawal Rights

Houston, Texas, February 16, 2012—WCA Waste Corporation (Nasdaq: WCAA) (“WCA”) today announced the receipt of required consents in connection with its previously announced tender offer relating to any and all of its outstanding 7 1/2% Senior Notes due 2019 (the “Notes”) pursuant to its Offer to Purchase and Consent Solicitation Statement dated February 6, 2012. In conjunction with the tender offer, WCA solicited from holders of the Notes consents to the adoption of proposed amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and other related provisions, and to the registration rights agreement related to the Notes to eliminate all obligations of WCA under such agreement, including the obligation to file a registration statement with respect to the Notes (the “Proposed Amendments”).

WCA has received the consents to the Proposed Amendments from holders of greater than a majority of the outstanding aggregate principal amount of the Notes. Accordingly, the withdrawal deadline has occurred and previously tendered Notes may no longer be withdrawn and consents may no longer be revoked, and holders who tender Notes after the withdrawal deadline will not have the right to withdraw such tendered Notes or to revoke consents to the adoption of the Proposed Amendments. The supplemental indenture to the indenture governing the notes and the amendment to the registration rights agreement related to the Notes were executed on February 16, 2012 and, as a result, the Proposed Amendments became effective; however, the Proposed Amendments will not become operative unless the tendered Notes have been accepted for purchase by WCA promptly following the expiration of the tender offer, except for the suspension of WCA’s obligations under the registration rights agreement related to the Notes, which became operative immediately upon the execution and delivery of the amendment to the registration rights agreement.

WCA’s tender offer is currently scheduled to expire at 2:00 p.m., New York City time, on March 8, 2012, unless extended (such time and date, as the same may be extended, the “Expiration Date”). Holders of the Notes who validly tender their Notes on or prior to 5:00 p.m. New York City Time on February 17, 2012 (the “Consent Time”), and whose Notes are accepted for purchase, will receive consideration equal to $1,012.50 per $1,000 principal amount of the Notes tendered, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date, which is expected to promptly follow the Expiration Date. Holders of the Notes who validly tender their Notes after the Consent Time but on or prior to the Expiration Date, and whose Notes are accepted for purchase, will receive consideration equal to $1,000 per $1,000 principal amount of the Notes tendered, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date. Upon the terms and conditions described in the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, WCA will, promptly following the Expiration Date, accept for purchase all Notes validly tendered on or prior to the Expiration Date.

WCA undertook the tender offer and the consent solicitation in connection with the Agreement and Plan of Merger, dated as of December 21, 2011, by and among Cod Intermediate, LLC, a Delaware limited liability company, indirectly owned by Macquarie Infrastructure Partners II U.S., L.P., a Delaware limited partnership (“MIP II US”) and Macquarie Infrastructure Partners II International, L.P., a Delaware limited partnership (“MIP II International” and, together with MIP II US, the “Investor Group”), Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Cod Intermediate, LLC and WCA, as amended from time to time (the “Merger Agreement”), pursuant to which Cod Merger Company, Inc. will be merged with and into WCA, with the result that WCA will become an affiliate of the Investor Group (such transaction, the “Acquisition”). WCA anticipates that the Acquisition will be completed in the first quarter of 2012.

The consummation of the tender offer remains conditioned upon (a) the receipt by WCA of net proceeds from a financing on terms and conditions satisfactory to WCA, which will be sufficient to fund the purchase of the Notes and estimated fees and expenses relating to the tender offer and the consent solicitation, (b) the consummation of the Acquisition and (c) satisfaction of certain other customary conditions.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offer will only be made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent.

Holders may obtain copies of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent from the Information Agent and Depositary for the tender offer, Global Bondholder Services Corporation, at (212) 430-3774 (collect, for banks and brokers only) and (866) 804-2200 (toll free).

Credit Suisse Securities (USA) LLC is the Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) and (212) 538-2147 (collect).

None of WCA, the Dealer Manager and Solicitation Agent, the Information Agent, the Depositary, the trustee with respect to the Notes or any other person makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation.

About WCA

WCA Waste Corporation is an integrated company engaged in the collection, transportation, processing and disposal of non-hazardous solid waste. WCA’s operations currently consist of 25 landfills, 29 transfer stations/material recovery facilities and 29 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Massachusetts, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee and Texas. WCA’s common stock is traded on the NASDAQ Stock Market under the symbol “WCAA.”

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “trend,” “may,” “annualized,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” “goal,” or “opportunity,” the negatives of these words, or similar words or expressions. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, such as the possibility that the proposed transaction does not close, including, but not limited to, due to a failure to satisfy the closing conditions, the failure of the stockholders of WCA to approve the proposed transaction, the possibility that WCA will not obtain necessary regulatory approvals to consummate the proposed transaction and other risk factors detailed in the reports filed with the Securities and Exchange Commission (the “SEC”) by WCA.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

WCA has filed with the SEC a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement has been sent or given to the stockholders of WCA. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials, and any other documents filed by WCA with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at WCA’s website at www.wcaa.com.

WCA and each of its executive officers, directors and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from WCA’s stockholders in favor of the proposed transaction. A list of the names of WCA’s executive officers and directors and a description of their respective interests in WCA are set forth in WCA’s annual report on Form 10-K for the fiscal year ended December 31, 2010 and the definitive proxy statement and other relevant materials filed with the SEC in connection with the merger. Certain executive officers and directors of WCA have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction are described in the definitive proxy statement relating to the merger.

Media and Investor Relations Contact:

Tom J. Fatjo, III

Senior Vice President — Finance

Phone: (713) 292-2400